Exhibit 99.2

SECOND AMENDED AND RESTATED CONTRIBUTION AND SALE AGREEMENT

between

SEA CONTAINERS LTD.,

and

SEA CONTAINERS SPC LTD.

Dated as of

July 16, 2001

SECOND AMENDED AND RESTATED CONTRIBUTION AND SALE AGREEMENT

THIS SECOND AMENDED AND RESTATED CONTRIBUTION AND SALE AGREEMENT, dated as of July 16, 2001 (as amended, modified or supplemented from time to time in accordance with the terms hereof and of the Transaction Documents, the “Agreement”), is entered into among SEA CONTAINERS LTD. (the “Seller”), a company organized and existing under the laws of Bermuda located at 41 Cedar Avenue, Hamilton HM EX, Bermuda, and SEA CONTAINERS SPC LTD. (the “Issuer”), a company organized and existing under the laws of Bermuda, located at 41 Cedar Avenue, Hamilton HM EX, Bermuda and joined by First Union Securities, Inc., a Delaware corporation (together with its successors and permitted assigns, the “Administrative Agent”), solely for the limited purposes set forth in Section 7.13 hereof, The Bank of New York, a banking corporation organized under the laws of New York (the “Indenture Trustee”), solely for the limited purposes set forth in Section 7.13 hereof and Ambac Assurance Corporation, a stock insurance company organized and existing under the laws of the State of Wisconsin (together with its successors and permitted assigns, the “Series Enhancer”), solely for the limited purposes set forth in Section 7.13 hereof.

W I T N E S S E T H :

WHEREAS, in connection with execution by the Issuer of the indenture, dated as of December 19, 1996, and the Series 1996-1 Supplement thereto, Seller and Issuer entered into a Contribution and Sale Agreement, dated as of December 19, 1996 and amended and restated on July 29, 1998 (the “Original C&S Agreement”);

WHEREAS, pursuant to the Original C&S Agreement, (i) the Seller transferred and conveyed the initial Transferred Assets to the Issuer for a purchase price equal to the sum of the Net Book Value of the Transferred Containers and the net book value of the Related Assets (as such capitalized terms are defined below) to the Issuer upon the terms and conditions set forth therein; (ii) from time to time thereafter, the Seller transferred and conveyed to the Issuer and the Issuer transferred and conveyed to the Seller, additional Transferred Assets; and (iii) the Transferred Assets transferred thereunder were pledged by the Issuer to the Indenture Trustee as collateral for the Notes to be issued from time to time pursuant to the terms of the Indenture; and

WHEREAS, in connection with execution by the Issuer on the date hereof of the Indenture (as hereinafter defined), the Seller and the Issuer wish to modify the terms of and restate the Original C&S Agreement; and

WHEREAS, the Seller and the Issuer agree that all representations, warranties, covenants and agreements made by the Seller and the Issuer herein shall be for the benefit of the Noteholders, each Eligible Interest Rate Hedge Counterparty, the Series Enhancer, the Letter of Credit Bank and the Indenture Trustee;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01       Definitions.  Capitalized terms used in this Agreement but not defined herein shall have the meaning assigned to such terms in Appendix A hereto.

SECTION 1.02       General Interpretive Principles.  For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)           accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

(c)           references herein to “Articles”, “Sections”, “Subsections”, “paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Agreement;

(d)           a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

(e)           the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)            the term “include” or “including” shall mean without limitation by reason of enumeration.

ARTICLE II

TRANSFER OF CONTAINERS

SECTION 2.01       Transfer of Transferred Assets Prior to the Closing Date.

(a)           Prior to the Closing Date, the Seller transferred and conveyed to the Issuer, and the Issuer acquired from the Seller, all of the Seller’s rights, title and interest in, and under the Transferred Containers identified on Exhibit A hereto and the Related Assets at a purchase price equal to the sum of the Net Book Value (determined as of the Transfer Date on which such transfer previously occurred) of the Transferred Containers and the then net book value of the Related Assets; provided, however, that the excess of (a) the aggregate Net Book Value (determined as of the Transfer Date on which such transfer previously occurred) of the Transferred Containers identified on Exhibit A hereto and the net book value of the Related Assets (determined as of the Transfer Date on which such transfer previously occurred) over (b) the amount of the payments made by the Issuer to the Seller for such Transferred Assets on such date was treated as a subscription for preference shares of the Issuer.  All transfers of Transferred Containers contemplated in this Section 2.01 have been effected prior to the Closing Date.  All Class B Quota Dividends attributable to the Containers included in such Transferred Assets shall be remitted to the Issuer in accordance with Section 5.1.2 of the Management Agreement.

(b)           The execution and delivery of this Agreement shall serve to confirm the prior transfer by the Seller to the Issuer of all Transferred Containers and Related Assets owned by the Issuer on the Closing Date, which Transferred Containers are listed in Exhibit A hereto.  The Seller  hereby confirms that the sum of the Net Book Values as of the Closing Date of all of  the Transferred Containers listed on Exhibit A hereto is Three Hundred Eighty-Six Million, Three Hundred Thirty-Nine Thousand, One Hundred Six Dollars ($386,339,106.00).

SECTION 2.02       Conveyance and Reconveyance of Containers and Related Assets After the Closing Date.

(a)           From and after the Closing Date, the Seller may transfer and convey to the Issuer and where permitted by the Indenture and this Agreement, the Issuer may transfer and convey to the Seller, additional Transferred Assets (all of which additional Transferred Assets will individually and when considered with all other Eligible Containers, as the case may be, comply with the Concentration Limits and the other Container Representations and Warranties) for consideration equal to the Net Book Value (determined as of such Transfer Date) of the Containers included in the Transferred Assets.  All Class B Quota Dividends attributable to the Containers included in such Transferred Assets shall be remitted to the Issuer in accordance with Section 5.1.2 of the Management Agreement.

(b)           Upon discovery by the Seller or the Issuer (or any of its successors or assigns) of a breach of any of the Container Representation and Warranties, the party (including any such successor or assign) discovering such breach shall give prompt written notice to the other parties, the Administrative Agent and the Series Enhancer.  Unless the breach shall have been cured or waived by the Control Party within thirty days after the Seller’s discovery, or receipt of written notice of such breach, the Issuer shall reconvey, and Seller shall acquire, the affected Containers and Related Assets to the Seller for consideration in cash or Transferred Containers equal to the then Net Book Value of the affected Containers.

(c)           On any Transfer Date occurring on or after the Closing Date, the difference between (A) the then Net Book Values of the Containers transferred from the Seller to the Issuer on such Transfer Date and (B) the sum of (i) any cash transferred from Issuer to Seller on such Transfer Date and (ii) the then Net Book Values of any Containers transferred from the Issuer to the Seller on such Transfer Date, shall be a subscription for or redemption of preference shares of the Issuer.

(d)           In connection with any transfer of Transferred Assets pursuant to the terms of this Agreement on or after the Closing Date, either or both of the Seller and Issuer, as the case may be, shall take the following actions and execute and deliver to the Administrative Agent, the Indenture Trustee and the Series Enhancer at the times set forth below:

(i)            On or prior to the related Transfer Date, the Seller shall mark its computer records as required pursuant to the provisions of clause (i) of Section 2.03(d) hereof;

(ii)           On or prior to the related Transfer Date, a release of any Person that has a security interest in or charge over the Transferred Assets conveying to the Issuer on such Transfer Date;

(iii)          On or before the Determination Date immediately following such Transfer Date, a completed Container Transfer Certificate;

(iv)          On or before the Determination Date following such Transfer Date, if then required by (1) Bermuda law, a completed registration or release of charge or amendment thereto with evidence of filing with the Office of the Registrar of Companies of Bermuda or (2) other Applicable

Law or by any other Governmental Authority as may be required to perfect the ownership and lien interests with respect to the Containers and Related Assets so transferred; and

(v)           On or before the Determination Date following such Transfer Date, a supplement to the List of Containers (which may be an exhibit to the Container Transfer Certificate) setting forth the Container Identification Numbers of the Containers transferred by the Container Transfer Certificate.  Upon delivery of such supplement, the List of Containers shall be deemed to have been amended to incorporate the information contained in such supplement.

(e)           The marking of the computer records required pursuant to the provisions of clause (i) of Section 2.03(d) hereof shall operate as an assignment, without recourse, representation, or warranty, except for the warranty of good title and other representations and warranties specifically set forth in this Agreement, of all the transferor’s right, title, and interest in and to such Transferred Assets, such assignment being an outright assignment and not for security; and the transferee will thereupon own such Transferred Assets free of any claims of or further obligations to the transferor with respect thereto.

SECTION 2.03       Required Registration of a Charge or Document of Similar Import; Marking of Records.

(a)           In connection with the transfers made on or prior to the Closing Date, the Seller represents and warrants that it has recorded and filed, at its own expense, the following registration of charges (or amendments to previously filed registration of charges):

(i)            registration of charges, pledge agreements, UCC financing statements or documents of similar import, naming the Seller, as debtor/seller, the Issuer, as secured party/purchaser, the Indenture Trustee, as assignee of the secured party, and the Transferred Assets, as collateral.  Such registration of charges and UCC financing statements, respectively, were filed in the appropriate filing offices in (A) the Islands of Bermuda, which is the jurisdiction in which the Seller maintains its only “place of business” as referred to in Section 9-307 of the UCC, and (B) the District of Columbia;

(ii)           registration of  charges, pledge agreements, UCC financing statements or documents of similar import, naming the Issuer, as debtor, the Indenture Trustee, as secured party and the Transferred Assets, as collateral.  Such registration of charges and UCC financing statements, respectively, were filed in the appropriate filing offices in (A) the Islands of Bermuda, which is the jurisdiction in which the Issuer maintains its only “place of business” as referred to in Section 9-307 of the UCC, and (B) the District of Columbia;

(iii)          registration of a charge (or a document of similar import) evidencing the release of the security interest of any other Person with respect to any of the Transferred Assets contributed on such Transfer Date.

(b)           In connection with all transfers after the Closing Date, the Seller agrees to record and file, at its own expense, a registration of a charge or a document of similar import evidencing the release of the security interest of any other Person with respect to any of the Transferred Assets being transferred to the Issuer on such Transfer Date.

(c)           All registrations of charges (or documents of similar import) shall meet the requirements of Applicable Law.  The Seller has delivered to the Issuer (with copies to the Indenture Trustee, Administrative Agent and the Series Enhancer) a file-stamped copy of registrations of charges with respect to the transfers described in Section 2.01 hereof.  Nothing contained in this Section 2.03 shall limit the Manager’s and Seller’s obligation to file continuation or termination statements in accordance with Section 4.01(k) of this Agreement and Applicable Law.  Notwithstanding the foregoing obligation, the Indenture Trustee and Series Enhancer are each hereby granted authority to act as attorney-in-fact for the Issuer and the Seller with regard to registration of charges and other appropriate filings relative to the Transferred Assets.

(d)           In connection with each transfer and conveyance of Containers and Related Assets, the Seller has (with respect to transfers occurring on or prior to the Closing Date) or shall (with respect to transfers occurring subsequent to the Closing Date), at its own expense (i) cause its computer records to be marked on or prior to each Transfer Date to show that the Transferred Containers and Related Assets have been transferred to the Issuer in accordance with this Agreement and then pledged to the Indenture Trustee and (ii) prepare and hold, in its capacity as Manager, the List of Containers on or prior to the Transfer Date and (iii) no less than once a month send a computer tape to Gibbons Management Services (or its successor) as agent of the Registrar of Companies of Bermuda) to update the computer records of Gibbons Management Services (or any successor thereto as agent for the Registrar of Companies of Bermuda) regarding the Container Identification Numbers for the Transferred Containers.

SECTION 2.04       Management of Transferred Assets.  The Issuer and the Seller intend that, following each conveyance of the Transferred Assets pursuant to this Agreement, the Transferred Assets will be managed by the Manager pursuant to the terms of the Management Agreement.

SECTION 2.05       Security Agreement.  (a)  The Seller and the Issuer intend that the transfer by the Seller to the Issuer of the Transferred Assets pursuant to Section 2.01 hereof and each subsequent transfer by the Seller to the Issuer of additional Transferred Assets pursuant to Section 2.02 hereof shall each constitute a valid transfer and conveyance by the Seller of the Transferred Assets, and that the Transferred Assets not be part of the Seller’s estate in the event of the insolvency or bankruptcy of the Seller.

(b)           The Seller and the Issuer intend that their operations and business would not be substantively consolidated in the event of the bankruptcy or insolvency of the Seller and that the separate existence of the Seller and the Issuer would not be disregarded in the event of the insolvency or the bankruptcy of the Seller.  In the event that (i) any such Transferred Assets are held to be property of the Seller’s bankruptcy estate, or (ii) this Agreement is held or deemed to create a security interest in the Transferred Assets, then (x) this Agreement shall constitute a security agreement under the laws of Bermuda and, to the extent applicable, within the meaning of Article 8 and Article 9 of the Uniform Commercial Code as in effect in the State of New York and (y) the conveyances provided for in Section 2.01 and Section 2.02 hereof shall be a grant by the Seller to the Issuer of a valid security interest in all of the Seller’s right, title and interest in and to the Transferred Assets, which security interest has been assigned to the Indenture Trustee pursuant to Section 4.03 hereof and which security interest will be deemed to have been granted directly to the Indenture Trustee from the Seller in the event of the consolidation of the Seller and the Issuer in any Insolvency Proceeding.

SECTION 2.06       Additional Capital Contributions.  (a)  So long as the Seller is the Manager, the amount of any Capital Improvements made by the Manager pursuant to the terms of the Management Agreement shall be a subscription for preference shares of the Issuer.

(b)           Any transfers of cash by the Seller to the Issuer (other than any transfers of cash required pursuant to the provisions of Section 2.02(b) hereof) shall be a subscription for preference shares of the Issuer.  As of the date of any such transfer of cash, the Seller shall not be insolvent under the Insolvency Law and will not be rendered insolvent by any such transfer.

SECTION 2.07       Transferred Container Requirements.  Each Container conveyed to the Issuer must satisfy the Container Representations and Warranties.

SECTION 2.08       Transaction Under Original Contribution and Sale Agreement.  On the Closing Date, the Original Contribution and Sale Agreement shall be amended and restated as provided in this Agreement and shall be superseded by this Agreement.  The terms and conditions of this Agreement shall apply to all of the rights, obligations and remedies incurred by the Seller and the Issuer under the Original C&S Agreement and each of the Seller and the Issuer agree that this Agreement is not intended to constitute a novation of the rights, obligations and remedies existing under the Original C&S Agreement.

ARTICLE III

 REPRESENTATIONS AND WARRANTIES

SECTION 3.01       Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties for the benefit of the Indenture Trustee, the Noteholders, the Series Enhancer and the Issuer.  The Issuer has relied upon such representations and warranties in accepting the conveyance of the Transferred Assets and the other parties to the transactions contemplated hereby have relied upon such representations and warranties in executing each of the Transaction Documents to which it is a party.  Such representations and warranties are made as of each Transfer Date with respect to the Transferred Assets transferred to the Issuer on such date, unless otherwise indicated, but shall survive each transfer and conveyance of the respective Transferred Assets to the Issuer  and the pledge of such Transferred Assets to the Indenture Trustee until the Notes and the other Outstanding Obligations have been paid in full.

(a)           Organization and Good Standing.  The Seller is a company duly organized, validly existing and in compliance under the laws of Bermuda, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, had at all relevant times, and now has, power, authority, and legal right to acquire and own the Transferred Assets and to perform its obligations hereunder and under any Transaction Document to which it is a party, and has had the same legal name for the past six years and does not do business under any other name;

(b)           Due Qualification.  The Seller is qualified as a foreign corporation in each jurisdiction where failure to be so qualified would have a material adverse effect upon its business and has obtained all necessary licenses and approvals as required under Applicable Law, in each case, where the failure to be so qualified, licensed or approved, could reasonably be expected to adversely affect the ability of the Seller to perform its obligations under and comply with the terms of this Agreement and any other Transaction Document to which it is a party;

(c)           Power and Authority.  The Seller has the corporate power and authority to execute and deliver this Agreement and any other Transaction Document to which it is a party and to carry out their terms; the Seller has duly authorized the transfer and conveyance to the Issuer of the Transferred Assets by all necessary corporate action; the execution, delivery, and performance of this Agreement and any other Transaction Document to which it is a party has been duly authorized by the Seller by all necessary corporate action and this Agreement and any other Transaction Document to which it is a party have been duly executed and delivered by the Seller;

(d)           Due Execution and Delivery.  This Agreement and each of the other Transaction Documents to which it is a party have been duly executed and delivered on behalf of the Seller;

(e)           Legal Name.  The legal name of the Seller is as set forth in the signature line of this Agreement, and the Seller has not changed its name since 1984 and since 1984, the Seller did not use, nor does the Seller as of the Closing Date, or with respect to any other Transfer Date, unless otherwise specified in writing to the Indenture Trustee and the Series Enhancer as of such Transfer Date, use, any trade names, fictitious names, assumed name or “doing business as” names;

(f)            Valid Assignment; Binding Obligations.  This Agreement constitutes a valid transfer and conveyance to the Issuer of all right, title, and interest of the Seller in, to and under the Transferred Assets and the Transferred Assets will be held by the Issuer free and clear of any Lien of any Person claiming through or under the Seller, except for Permitted Encumbrances; and this Agreement and each other Transaction Document to which it is a party, when duly executed and delivered by the other parties thereto, will constitute a legal, valid, and binding obligation of the Seller enforceable against the Seller in accordance with its terms subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(g)           No Violation.  The consummation of the transactions contemplated by and the fulfillment of the terms of this Agreement and the Transaction Documents to which it is a party will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the charter documents or bye-laws of the Seller, or any material term of any indenture, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than this Agreement and the Indenture, or violate any law or any order, rule, or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other Governmental Authority having jurisdiction over the Seller or any of its properties;

(h)           No Proceedings or Injunctions.  There are (i) no proceedings or investigations pending, or, to the knowledge of the Seller, threatened, before any court, regulatory body, administrative agency, or other tribunal or Governmental Authority (A) asserting the invalidity of this Agreement or any other Transaction Document to which it is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which it is a party, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document to which it is a party and (ii) no injunctions, writs, restraining orders or other orders in affect against the Seller that would adversely affect its ability to perform under this Agreement or any other Transaction Document to which it is a party;

(i)            Insolvency.  The Seller is not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated by this Agreement; the Seller is paying its debts as they become due and, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business;

(j)            Principal Place of Business.  The Seller’s only “place of business” (as referred to in Section 9-307 of the UCC) is at 41 Cedar Avenue, Hamilton HM EX, Bermuda and has been maintained at such address for the four months immediately preceding the Closing Date or Transfer Date, as the case may be;

(k)           Accounting and Tax Treatment.  The Seller will treat the transfer of the Transferred Assets to the Issuer pursuant to this Agreement as a capital contribution (in part) and sale (in part) of such Transferred Assets (which allocation between capital contribution and sale will be determined in accordance with Sections 2.01 and 2.02 hereof) for financial reporting, accounting and all income tax purposes;

(l)            Approvals.  All approvals, authorizations, consents, orders or other actions of any Person required to be obtained by the Seller or, to the knowledge of the Seller, by any other party in connection with the execution and delivery of this Agreement or any other Transaction Document to which it is a party have been or will be taken or obtained on or prior to the Closing Date;

(m)          Financial Statements.  The consolidated balance sheet of the Seller at December 31, 2000 and the consolidated statements of income, retained earnings and cash flows for the fiscal years ended on such dates, are accompanied by reports thereon containing opinions without qualification, except as therein noted, by the independent accountants, have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly the financial position of the Seller and its subsidiaries as of such dates and the results of their operations for such periods;

Since December 31, 2000 there has been no change in the business or condition (financial or otherwise) of the Seller except as disclosed in Seller’s Form 10-Q or 10-K financial reports, or changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.  Neither the Seller nor any of its subsidiaries has any material liabilities or obligations other than those disclosed in the financial statements referred to in the preceding paragraph or for which adequate reserves are reflected in such financial statements;

(n)           Governmental Consent.  No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority is or will be necessary or required on the part of the Seller in connection with the execution and delivery of this Agreement or the transfer and conveyance of the Transferred Assets hereunder;

(o)           Investment Company.  The Seller is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(p)           Substantive Consolidation.  The Seller is operated such that the Issuer would not be substantively consolidated in the bankruptcy estate of the Seller and its separate existence disregarded in the event of the bankruptcy of the Seller under any applicable Insolvency Law;

(q)           Financial Statements.  The financial statements and books and records of the Seller will reflect the separate existence of the Issuer, the annual consolidated financial statements of the Seller after the date hereof will contain disclosures to the effect that the Seller has or will have one or more direct and indirect subsidiaries that were or may be established as bankruptcy remote entities to facilitate asset securitization;

(r)            Valid Business Purpose.  The Seller has valid business reasons for transferring and conveying the Transferred Assets to the Issuer;

(s)           Title to Containers.  Immediately prior to the transfer of any Transferred Asset to the Issuer pursuant to the terms of this Agreement, the Seller had good and marketable title to such Transferred Asset, free and clear of all Liens except Permitted Encumbrances;

(t)            Delivery of Required Registration of Charges.  The Seller has delivered to Appleby, Spurling & Kempe on or prior to the Closing Date all of the filings required pursuant to Section

2.03(a) hereof with respect to the Transferred Containers and Related Assets for such Transfer Date; and Seller has complied with Section 2.03(b) hereof.  In addition to the foregoing, the Seller has delivered to the Issuer on or prior to the Closing Date, copies of the following registration of charges or other documents of similar import:

(i)            a registration of charge naming GE SeaCo, as debtor, SCL, as secured party, and certain end user leases, as collateral, filed in the appropriate filing office in Barbados, the jurisdiction in which GE SeaCo maintains its principal place of business and “chief executive office” as referred to in Section 9-307 of the UCC;

(ii)           a registration of charge naming SCL, as debtor, the Indenture Trustee, as secured party, and the Assignment of Security Interest, as collateral, filed in the appropriate filing office in the Islands of Bermuda, the jurisdiction in which SCL maintains its only “place of business” (as referred to in Section 9-307 of the UCC); and

(iii)          applications to the U.K. Companies Registrar to register charges against each of SCL and the Issuer as debtor, the Indenture Trustee, as secured party, and the Transferred Assets as collateral;

(u)           Casualty Loss.  No Container shall have suffered a Casualty Loss on or prior to the related Transfer Date;

(v)           No Violation of Lease Agreements.  The transfer and conveyance to the Issuer of the Transferred Assets will not violate the terms or provisions of any Lease Agreement or any other agreement to which the Seller then is a party or by which it is bound;

(w)          Rights to Lease Agreements are Assignable.  The rights with respect to each Lease Agreement transferred pursuant to this Agreement are assignable by the Seller without the consent of any Person other than consents which will have been obtained on or before the related Transfer Date;

(x)            All Necessary Action Taken.  Immediately after each of the transfers and conveyances to the Issuer as contemplated in this Agreement, all necessary action will have been taken by the Seller to validly transfer and convey to the Issuer (a) all right, title and interest of the Seller in and to payments then due under each Lease Agreement to the extent related to a Container transferred pursuant to this Agreement and all scheduled lease payments to become due thereunder which related to a Container transferred pursuant to the Agreement, (b) all right, title and interest of the Seller in and to the Transferred Containers and (c) all right, title and interest of the Seller in and to the end user leases under the Master Lease to the extent related to the Transferred Containers;

(y)           Minimal Non-Monthly/Non-Quarterly Non-United States Dollar Lease Agreements.  The number of Managed Containers subject to Lease Agreements (or subleases under the Master Lease ) (i) with payments that are payable other than monthly or quarterly or (ii) that are payable in a currency other than United States dollars, will in aggregate represent not more than two percent (2%) of total number of Managed Containers;

(z)            General Trading Terms.  As of the Transfer Date, substantially all of the Lease Agreements, or subleases under the Master Lease related to the Transferred Containers will include terms substantially similar to the general trading terms set forth on Exhibit C hereto;

(aa)         Concentration Limits.  With respect to transfers occurring on or after the Closing Date, the Eligible Containers then owned by the Issuer (after giving effect to the transfer under consideration) will comply with the Concentration Limits;

(bb)         Ordinary Course of Business.  All Lease Agreements related to Transferred Containers were originated in the ordinary course of business of the Seller’s business as it is conducted on the date hereof and none of such Lease Agreements are Finance Leases;

(cc)         No Adverse Selection Procedures.  The selection procedures used by the Seller (both before and after the Closing Date) in selecting any Container to be included in the Transferred Assets did not or shall not, as the case may be, discriminate against the Issuer as to the type of Containers, utilization potential, lease rates, lessees, age of Containers or lease terms, in comparison to the fleet of all containers owned by the Seller, except for any such adverse selection as may result from the compliance with the Concentration Limits;

(dd)         Specifications.  The Transferred Containers conform to the Seller’s standard specifications for that category of Container and to any applicable standards promulgated by the International Organization for Standardization;

(ee)         Purchase Price.  The consideration paid by the Issuer for such Transferred Container shall be no greater than the lesser of the then Net Book Value and the then Fair Market Value of such Transferred Container at the time of sale to the Issuer;

(ff)           Seller Acquisition Cost.  The purchase price paid by the Seller to originally acquire such Transferred Container was not greater than the Fair Market Value of such Container at the time of acquisition by the Seller; and

(gg)         Ordinary Course.  The transactions contemplated by this Agreement are being consummated by the Seller in good faith and in furtherance of the Seller’s ordinary business purposes and constitute a practical and reasonable course of action by the Seller designed to improve the financial position of the Seller, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors.

SECTION 3.02       Representations and Warranties of the Issuer.  The Issuer hereby makes the following representations and warranties for the benefit of the Seller, the Indenture Trustee, the Noteholders and the Series Enhancer.  The Seller has relied upon such representations and warranties in transferring the Transferred Assets to the Issuer and the other parties to the transactions contemplated hereby have relied upon such representations and warranties in executing each of the Transaction Documents.  Such representations and warranties speak as of each Transfer Date with respect to the Transferred Assets transferred to the Issuer on such date, unless otherwise indicated, but shall survive each transfer and conveyance of the respective Transferred Assets to the Issuer and the pledge of such Transferred Assets to the Indenture Trustee until the Notes and the other Outstanding Obligations have been paid in full.

(a)           Organization and Good Standing.  The Issuer is a company duly organized and validly existing in compliance under the laws of Bermuda, with full corporate power and authority to own and operate its properties and to conduct its business as presently conducted and to enter into and perform its obligations under this Agreement and each other Transaction Document to which it is a party and the transactions contemplated hereby and thereby;

(b)           Due Qualification.  The Issuer is duly qualified to do business as a foreign company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified, licensed or approved would not, in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under and comply with the terms of this Agreement or any other Transaction Documents to which it is a party;

(c)           Power and Authority.  The Issuer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement have been duly authorized by the Issuer by all necessary corporate action; the Issuer will have the power and authority to acquire and will have acquired whatever right title and interest in the Transferred Assets as was conveyed to it by the Seller; and will have duly authorized, executed and delivered the Notes, this Agreement and the other Transaction Documents to which it is a party;

(d)           Binding Obligations.  This Agreement and each other Transaction Document to which the Issuer is a party, when duly executed and delivered by the other parties hereto or thereto, will constitute a legal, valid, and binding obligation of the Issuer enforceable in accordance with its terms subject as to enforceability to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(e)           No Violation.  The consummation of the transactions contemplated by and the fulfillment of the terms of this Agreement and the Transaction Documents to which it is a party will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the charter documents or bye-laws of the Issuer, or any material term of any indenture, agreement, mortgage, deed of trust, or other instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, or other instrument, other than pursuant to the Indenture, or violate any law or any order, rule, or regulation applicable to the Issuer of any court or of any federal or state regulatory body, administrative agency, or other Governmental Authority having jurisdiction over the Issuer or any of its properties;

(f)            No Proceedings or Injunctions.  There are (i) no proceedings or investigations to which the Issuer, or any Affiliate of the Issuer, is a party pending, or, to the knowledge of Issuer, threatened, before any court, regulatory body, administrative agency or other tribunal or Governmental Authority (A) asserting the invalidity of the Notes, this Agreement or the other Transaction Documents to which the Issuer is a party, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the other Transaction Documents to which the Issuer is a party, or (C) seeking any determination or ruling that would materially and adversely affect the performance by the Issuer of its obligations under, or the validity or enforceability of, the Notes, this Agreement or the other Transaction Documents to which the Issuer is a party  and (ii) no injunctions, writs, restraining orders, or other orders in effect against the Issuer that would adversely affect its ability to perform under the Notes, this Agreement or the other Transaction Documents to which it is a party;

(g)           Approvals.  All approvals, authorizations, consents, orders or other actions of any Person required to be obtained by the Issuer or, to the knowledge of the Issuer, by any other party in connection with the execution and delivery of this Agreement or any other Transaction Document to which it is a party have been or will be taken or obtained on or prior to the Closing Date;

(h)           Solvency.  The Issuer is not insolvent under the Insolvency Law and will not be rendered insolvent by the transactions contemplated by this Agreement; the Issuer is paying its debts as they become due and, after giving effect to the transactions contemplated hereby, will have adequate capital to conduct its business;

(i)            Principal Place of Business; Trade Names.  The Issuer has only one “place of business” (as such term is referred to in Section 9-307 of the UCC) and its “chief executive office” (as such term is referred to in Section 9-307 of the UCC) is located at 41 Cedar Avenue, Hamilton HM EX, Bermuda.  The Issuer has not been known by any name other than “Sea Containers SPC Ltd.”;

(j)            Accounting and Tax Treatment.  The Issuer will treat the transfer of the Transferred Assets to the Issuer by the Seller pursuant to this Agreement as a capital contribution (in part) and sale (in part) of such Transferred Assets (which allocation between capital contribution and sale will be determined in accordance with Sections 2.01 and 2.02 hereof) for financial reporting, accounting and all income tax purposes;

(k)           Investment Company.  The Issuer is not an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(l)            Financial Statements.  The financial statements and books and records of the Issuer will reflect the separate existence of the Issuer and the Seller;

(m)          No Subsidiaries.  The Issuer has no Subsidiaries; and

(n)           Ordinary Course.  The transactions contemplated by this Agreement are being consummated by the Issuer in good faith and in furtherance of the Issuer’s ordinary business purposes and constitute a practical and reasonable course of action by the Issuer designed to improve the financial position of the Issuer, with no contemplation of insolvency and with no intent to hinder, delay or defraud any of its present or future creditors.

ARTICLE IV

COVENANTS OF THE SELLER AND THE ISSUER

SECTION 4.01       Seller Covenants.  Seller hereby covenants and agrees with the Issuer, the Noteholders, the Series Enhancer and the Indenture Trustee as follows:

(a)           Merger or Consolidation of, or Assumption of the Obligations of, the Seller.  Notwithstanding anything in this Agreement to the contrary, any corporation (i) into which the Seller may be merged or consolidated, (ii) resulting from any merger, conversion, or consolidation to which the Seller shall be party, or (iii) succeeding to the business of the Seller substantially as a whole, will be the successor to the Seller under this Agreement, without the execution or filing of any document or any further act on the part of any of the parties to this Agreement; provided, however, (x) immediately after giving effect to such transaction, no Event of Default shall result therefrom and no representation or warranty made pursuant to Section 3.01, shall have been breached, (y) the Seller shall have delivered to the Issuer, the Administrative Agent, the Series Enhancer and each Rating Agency an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement of assumption comply with this Section 4.01 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (z) the Seller shall have delivered to the Issuer, the Administrative Agent, the Series Enhancer and each Rating Agency, an

Opinion of Counsel satisfactory to the Series Enhancer, either (1) stating that, in the opinion of such counsel, all registration of charges, financing statements, or other documents of similar import, and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Transferred Assets, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

(b)           Limitation on Liability of the Seller and Others.  The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement; provided, however, that any such limitation does not affect the obligation of the Seller to accept reconveyance of certain Containers and the Related Assets and pay the consideration therefore pursuant to Section 2.02 hereof.  The Seller in its capacity as such shall not be under any obligation to appear in, prosecute, or defend any legal action that is not incidental to its obligations as the transferor of the Transferred Assets under this Agreement and that in its opinion may involve it in any expense or liability.

(c)           Reserved.

(d)           Preservation of Name, etc.  The Seller will not change its name, identity, location of chief executive office, jurisdiction of incorporation or corporate structure in any manner that would, could, or might make ineffective any registration of charges, financing statement, continuation statement, or documents of similar import, filed by the Seller in accordance with paragraph (c) above unless (i) the Seller shall have given the Issuer, the Indenture Trustee, the Administrative Agent, the Series Enhancer and the Noteholders at least 60 days’ prior written notice thereof, (ii) the Seller shall have filed any necessary registration of charges or documents of similar import necessary to continue the effectiveness of any registration of a charge or document of similar import referred to in paragraph (c) above and (iii) the Seller shall have delivered to the Issuer, the Administrative Agent, the Series Enhancer and each Rating Agency, one or more Opinions of Counsel satisfactory to the Series Enhancer, stating that, after giving effect to such change in name, identity, location of chief executive office, jurisdiction of incorporation or corporate structure: (A) the Seller and the Issuer will not, pursuant to applicable Insolvency Law, be substantively consolidated in the event of any Insolvency Proceeding by, or against, the Seller, (B) under applicable Insolvency Law, the transfers of Transferred Assets made in accordance with the terms of this Agreement will be treated as a “true sale” in the event of any Insolvency Proceeding by, or against, the Seller and (C) either (1) in the opinion of such counsel, all registration of charges, financing statements, or other documents of similar import, and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Transferred Assets, or (2) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

(e)           Reserved.

(f)            Books and Records.  The Seller will, at its own cost and expense, mark its books and records (which may include computerized records)  to the effect that each Transferred Container and Related Assets have been transferred to the Issuer and subsequently pledged to the Indenture Trustee pursuant to the Indenture.

(g)           Obligations with Respect to Containers.  The Seller will do nothing to impair the rights of the Issuer, the Noteholders, the Series Enhancer or the Indenture Trustee in the Transferred Containers and the Related Assets other than as permitted by the Management Agreement.

(h)           Compliance with Law.  The Seller will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the

Transferred Assets or any part thereof; provided, however, that the Seller may contest any act, regulation, order, decree or direction in any reasonable manner which shall not materially and adversely affect the rights of the Issuer, the Noteholders, the Series Enhancers or the Indenture Trustee in the Transferred Assets.

(i)            Conveyance of Transferred Assets; Security Interests.  Except for the transfers and conveyances hereunder and the security interest created pursuant to the Indenture, the Seller will not pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien other than Permitted Encumbrances on, any Transferred Asset, or any interest therein and the Seller shall defend the right, title, and interest of the Issuer and its successors and assigns (including the Indenture Trustee) in, to, and under the Transferred Assets, against all claims of third parties claiming through or under the Seller.

(j)            Notification of Breach.  The Seller will advise the Issuer, the Administrative Agent, the Series Enhancer, and the Indenture Trustee promptly, in reasonable detail, upon discovery of the occurrence of any breach by the Seller of any of its representations, warranties and covenants contained herein or in any other Related Documents.

(k)           Further Assurances.  The Seller will make, execute or endorse, acknowledge and file or deliver to the Issuer from time to time such registration of charges, UCC financing statements or documents of similar import (including any termination or continuation statements), schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Transferred Assets and other rights covered by this Agreement, as the Issuer or its successors and assigns, including the Indenture Trustee and the Series Enhancer, may request and reasonably require; provided, however, that no UCC financing statements, other than such filings made in Washington, D.C. pursuant to Section 2.03 hereof, shall be filed in the United States unless and until the Seller has a “place of business” in the United States within the meaning of Section 9-307 of the UCC or as otherwise required by Applicable Law.  Any such requested registration of charge, UCC financing statement or document of similar import must be required pursuant to Applicable Law to fully preserve, maintain, and protect the interest of the Issuer under this Agreement and the security interest of the Noteholders, the Series Enhancer and the Indenture Trustee in the Transferred Assets.  The Seller shall take all steps necessary to perfect the Issuer’s and the Indenture Trustee’s and the Series Enhancer’s interest in the Transferred Assets under any international perfection standards that may be adopted after the date of this Agreement.

(l)            Indemnification.  The Seller agrees to indemnify, defend and hold the Issuer, the Indenture Trustee, the Noteholder and the Series Enhancer harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys’ fees and amounts paid in settlement) to which the Issuer may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon a breach by the Seller of its covenants contained in Section 4.01, or any information certified in any schedule delivered by the Seller hereunder being untrue in any material respect as of the date of such certification.  The obligations of the Seller under this Section 4.01(l) shall be considered to have been relied upon by the Issuer, the Noteholders, the Administrative Agent, the Series Enhancer, and the Indenture Trustee and shall survive the execution, delivery, and performance of this Agreement regardless of any investigation made by the Issuer or on its behalf.

(m)          Notice of Liens.  The Seller shall notify the Issuer, the Indenture Trustee, the Administrative Agent and the  Series Enhancer promptly after becoming aware of any Lien other than Permitted Encumbrances on the Transferred Assets.

(n)           Transfer Taxes.  The Seller shall promptly pay all taxes required to be paid in connection with the conveyance of the Transferred Assets, and acknowledges that the Issuer shall have no responsibility with respect thereto.

(o)           No Bankruptcy Petition Against the Issuer.  The Seller will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the Indenture, this Agreement and the Transaction Documents, institute against the Issuer, or join any other Person in instituting against the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of any applicable jurisdiction.  This subsection 4.01(o) shall survive the termination of this Agreement.

(p)           ERISA.  The Seller agrees to indemnify, defend and hold the Issuer harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (including interest, penalties, reasonable attorneys’ fees and amounts paid in settlement) to which the Issuer may become subject insofar as such loss, liability, damage, judgment, claim, deficiency or expense arises out of any Plan.

(q)           Additional Securitization.  The Seller agrees not to transfer any additional of its currently owned container assets to the Issuer or any other Affiliate for purposes of accomplishing an additional securitization transaction provided, however, that the provisions of this Section 4.01(q) shall not prohibit any substitution of containers accomplished in accordance with the terms of the Transaction Documents.

SECTION 4.02       Intentionally Omitted.

SECTION 4.03       Transfer of Transferred Assets.  The Seller understands that the Issuer has assigned the Transferred Assets and its rights under this Agreement to the Indenture Trustee under the Indenture, and has consented to the assignment of all or any portion of this Agreement by the Issuer to such Indenture Trustee.  The Seller agrees that the Indenture Trustee may exercise the rights of the Issuer hereunder and shall be entitled to all of the benefits of the Issuer hereunder.

ARTICLE V

CONDITIONS PRECEDENT

SECTION 5.01       Conditions to Issuer Obligations.  The obligations of the Issuer to acquire Transferred Assets on any Transfer Date occurring on or after the Closing Date shall be subject to the satisfaction of the following conditions (in addition to the procedures required by Section 2.02(b)):

(a)           All representations and warranties of the Seller contained in this Agreement and any of the other Transaction Documents shall be true and correct on the Transfer Date (including without limitation the Container Representations and Warranties) with the same effect as though such representations and warranties had been made on such date;

(b)           All information concerning the Transferred Assets provided to the Issuer shall be true and correct in all material respects;

(c)           The Seller shall have performed all other obligations required to be performed by the provisions of this Agreement and the other Transaction Documents;

(d)           All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Issuer, and the Issuer shall have received from the Seller copies of all documents (including without limitation records of corporate proceedings) relevant to the transactions herein contemplated as the Issuer may reasonably have requested;

(e)           No Event of Default, Early Amortization Event or Manager Default shall have occurred and then be continuing or result from the acquisition of such Transferred Assets; and

(f)            The Issuer has adequate means of financing available in order to complete the acquisition of such Transferred Assets.

SECTION 5.02       Conditions to the Seller’s Obligations.  The obligations of the Seller to convey and contribute the Transferred Assets on any Transfer Date occurring on or after the Closing Date shall be subject to the satisfaction of the following conditions (in addition to the procedures required by Section 2.02(d)):

(a)           All representations and warranties of the Issuer contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date; and

(b)           All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Seller, and the Seller shall have received from the Issuer copies of all documents (including without limitation records of corporate proceedings) relevant to the transactions herein contemplated as the Seller may reasonably have requested.

SECTION 5.03       Waiver of Conditions.  None of the conditions precedent set forth in Section 5.01 or Section 5.02 may be waived without the prior written consent of the Control Party in each such instance.

ARTICLE VI

TERMINATION

SECTION 6.01       Termination.  The respective obligations and responsibilities of the Seller and the Issuer created by this Agreement shall not terminate prior to payment in full of all Outstanding Obligations.

SECTION 6.02       Effect of Termination.  No termination or rejection or failure to assume the executory obligations of this Agreement in the bankruptcy of the Seller or the Issuer shall be deemed to impair or affect the obligations pertaining to any executed conveyance or executed obligations, including without limitation breaches of representations and warranties by the Seller or the Issuer occurring prior to the date of such termination.  Without limiting the foregoing, prior to termination, neither the failure of the parties to execute and to deliver a Container Transfer Certificate pursuant to Section 2.02, nor the failure of the Seller to pay in cash or kind the compensation therefor shall render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Article 4 or Section 7.06 of this Agreement render an executed conveyance executory.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.01       Amendment.  This Agreement may be amended from time to time by the Seller and the Issuer only with the prior written consent of the Indenture Trustee (acting at the direction of the Control Party).  The Issuer shall forward copies of any amendment to this Agreement to the Administrative Agent and the Rating Agencies.

SECTION 7.02       Governing Law.  This Agreement and any amendment hereof pursuant to Section 7.01 shall be construed in accordance with and governed by the substantive laws of Bermuda (without regard to choice of law principles) applicable to agreements made and to be performed therein and the obligations, rights, and remedies of the parties under this Agreement shall be determined in accordance with such laws.

SECTION 7.03       Notices.  All demands, notices, and communications under this Agreement shall be in writing personally delivered, or sent by facsimile (with subsequent telephone confirmation of receipt thereof) or sent by internationally recognized overnight courier service, at the following address:

Notice shall be effective and deemed received (a) two days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by telecopy, or (c) when delivered, if delivered by hand.  Either party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 7.03 for giving notice and by otherwise complying with any applicable terms of this Agreement.

Wherever notice or a report is required to be given or delivered to or from any party pursuant to this Agreement, a copy of such notice or report shall also be given or delivered to the Administrative Agent.

SECTION 7.04       Severability of Provisions.  If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 7.05       Assignment.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by the Seller except as provided in Section 4.01(a), without the prior written consent of the Issuer and the Indenture Trustee at the direction of the Control Party and, except as provided in Section 4.03, this Agreement may not be assigned by the Issuer without the prior written consent of the Control Party.  Whether or not expressly stated, all representations, warranties, covenants and agreements of the Seller (whether as the Seller or as Manager) and the Issuer in this Agreement, or in any document delivered by any of them in connection with this Agreement, shall be for the benefit of, and shall be exercisable by, the Indenture Trustee.

SECTION 7.06       Further Assurances.  Each of the Seller and the Issuer agrees to do such further acts and things and to execute and deliver such additional assignments, agreements, powers and instruments as are reasonably required to carry into effect the purposes of this Agreement or to better assure and confirm unto the Indenture Trustee, the Series Enhancer or the Noteholders their rights, powers and remedies hereunder.

SECTION 7.07       No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Issuer or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.

SECTION 7.08       Counterparts.  This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

SECTION 7.09       Binding Effect.  This Agreement will inure to the benefit of and be binding upon the parties hereto and, upon the transfer contemplated by Section 4.03 hereof, the Indenture Trustee, the Noteholders, the Series Enhancer and their respective successors and permitted assigns.

SECTION 7.10       Merger and Integration.  Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, including specifically the Original C&S Agreement, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

SECTION 7.11       Headings.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

SECTION 7.12       Schedules and Exhibits.  The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

SECTION 7.13       Joining Parties.  Each of the Administrative Agent, the Series Enhancer and the Indenture Trustee have joined this Agreement solely for the purpose of enforcing the provisions of this Agreement against the parties hereto; and, as such, shall have full power and authority to enforce this Agreement against such parties.

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IN WITNESS WHEREOF, the Seller and the Issuer have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

SEA CONTAINERS LTD.

By:	/s/ G. N. Sanders
	Name:	G. N. Sanders
	Title:	Vice President Funding – North America

SEA CONTAINERS SPC LTD.

By:	/s/ G. N. Sanders
	Name:	G. N. Sanders
	Title:	Vice President

As required by Section 7.01 of the Original C&S Agreement, Variable Funding Capital Corporation, the sole Noteholder (as the Requisite Global Majority under the Indenture, prior to the amendment and restatement thereof), hereby directs the Indenture Trustee to execute and deliver this Second Amended and Restatement Contribution and Sale Agreement.

VARIABLE FUNDING CAPITAL CORPORATION

By:	/s/ Douglas R. Wilson, Sr.
	Name:	Douglas R. Wilson, Sr.
	Title:	Vice President

For purposes of Section 7.01 of the Original C&S Agreement, the Indenture Trustee hereby consents to this Second Amended and Restated Contribution and Sale Agreement.

THE BANK OF NEW YORK as Indenture Trustee

By:	/s/ Catherine L. Cerilles
	Name:	Catherine L. Cerilles
	Title:	Assistant Vice President

JOINDER

Each of the parties set forth below has joined this Agreement solely for the purpose of enforcing the provisions of this Agreement against the Issuer and the Seller.

FIRST UNION SECURITIES, INC.,
as Administrative Agent, solely for the purpose of enforcing obligations of the parties hereto owing to it hereunder.

By:	/s/ Jessica Gray
Title: Director

THE BANK OF NEW YORK, not in its individual capacity but solely as Indenture Trustee and solely for the purpose of enforcing obligations of the parties hereto owing to it hereunder.

By:	/s/ Catherine L. Cerilles
Title: Assistant Vice President

AMBAC ASSURANCE CORPORATION, solely for the purpose of enforcing obligations of the parties hereunder.

By:	/s/ Harris C. Mehos
Title: First Vice President